ASSOCIATED BANC-CORP
                            (a Wisconsin corporation)
                                 ASBC Capital I
                      (a Delaware statutory business trust)


                               Capital Securities
                                 TERMS AGREEMENT
                                 ---------------

                                                                    May 23, 2002

To:  Associated  Banc-Corp
     1200  Hansen  Road
     Green  Bay,  WI  54304

Ladies  and  Gentlemen:

     We understand that ASBC Capital I, a statutory business trust formed under the laws of the state of Delaware for the purpose of issuing capital securities (the "Trust"), and Associated Banc-Corp, a Wisconsin corporation (the "Company"), propose to issue and sell $175,000,000 aggregate liquidation amount of capital securities (the "Capital Securities") (such securities also being hereinafter referred to as the "Initial Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, we the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the liquidation amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below, and a proportionate share of Option Underwritten Securities set forth below, to the extent any are purchased.


                                               Amount of Initial Underwritten
Underwriter                                      Securities to be Purchased
=============================================  ==============================
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated . . . . . . . . . . . . . . .                       1,152,000
Lehman Brothers Inc.. . . . . . . . . . . . .                       1,147,000
Salomon Smith Barney Inc. . . . . . . . . . .                       1,147,000
Sandler O'Neill & Partners, L.P.. . . . . . .                       1,147,000
UBS Warburg LLC . . . . . . . . . . . . . . .                       1,147,000
Robert W. Baird & Co. Incorporated. . . . . .                         175,000
Credit Suisse First Boston Corporation. . . .                         175,000
J.P. Morgan Securities Inc. . . . . . . . . .                         175,000
A.G. Edwards & Sons, Inc. . . . . . . . . . .                          35,000
CIBC World Markets Corp.. . . . . . . . . . .                          35,000
Deutsche Bank Securities Inc. . . . . . . . .                          35,000
First Union Securities, Inc.. . . . . . . . .                          35,000
H&R BLOCK Financial Advisors, Inc.. . . . . .                          35,000
HSBC Securities (USA) Inc.. . . . . . . . . .                          35,000
Jefferies & Company, Inc. . . . . . . . . . .                          35,000
Keefe, Bruyette & Woods, Inc. . . . . . . . .                          35,000
Legg Mason Wood Walker, Incorporated. . . . .                          35,000
McDonald Investments Inc., a KeyCorp Company.                          35,000
Prudential Securities Incorporated. . . . . .                          35,000
Quick & Reilly, Inc.. . . . . . . . . . . . .                          35,000
Raymond James & Associates, Inc.. . . . . . .                          35,000
RBC Dain Rauscher Inc.. . . . . . . . . . . .                          35,000
Charles Schwab & Co., Inc.. . . . . . . . . .                          35,000
Stifel, Nicolaus & Company, Incorporated. . .                          35,000
US Bancorp Piper Jaffray. . . . . . . . . . .                          35,000
ABN AMRO Incorporated . . . . . . . . . . . .                          10,000
Advest, Inc.. . . . . . . . . . . . . . . . .                          10,000
BB&T Capital Markets, A division of Scott and
Stringfellow, Inc.. . . . . . . . . . . . . .                          10,000
D.A. Davidson & Co. . . . . . . . . . . . . .                          10,000
Fahnestock & Co. Inc. . . . . . . . . . . . .                          10,000
Fifth Third Securities, Inc.. . . . . . . . .                          10,000
J.J.B. Hilliard, W.L. Lyons, Inc. . . . . . .                          10,000
Janney Montgomery Scott LLC . . . . . . . . .                          10,000
Mesirow Financial, Inc. . . . . . . . . . . .                          10,000
Morgan Keegan & Company, Inc. . . . . . . . .                          10,000
NatCity Investments, Inc. . . . . . . . . . .                          10,000
Parker/Hunter Incorporated. . . . . . . . . .                          10,000
SWS Securities, Inc.. . . . . . . . . . . . .                          10,000
SunTrust Capital Markets, Inc.. . . . . . . .                          10,000
                                                                   __________
         Total. . . . . . . . . . . . . . . .                       7,000,000


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
The  Underwritten  Securities  shall  have  the  following  terms:

                            Capital  Securities

DESIGNATED  TRUST:          ASBC  Capital  I

TITLE:                      7  5/8% Trust Preferred Securities due June 15, 2032

RATINGS  (MDY/S&P/FITCH):   Baa1/BBB-/BBB+

NUMBER  OF  INITIAL
UNDERWRITTEN  SECURITIES:   7,000,000

NUMBER  OF  OPTION
UNDERWRITTEN  SECURITIES:   1,050,000

DISTRIBUTION  RATE  PER
SECURITY:                   7.625%

DISTRIBUTION PAYMENT DATES: On each September 15, December 15, March 15 and June
                            15  commencing  on  September  15,  2002

LIQUIDATION  AMOUNT  PER
SHARE:                      $25

MATURITY  DATE:             June  15,  2032

REDEMPTION  PROVISIONS:     Callable  beginning  May  30,  2007  and  any  time
                            thereafter  at  par  with  30  days  notice

LISTING  REQUIREMENTS:      NYSE

LOCK-UP  PROVISIONS:        For  30  days  from May 23, 2002, ASBC Capital I and
                            Associated Banc-Corp will not offer, sell, contract to sell or otherwise dispose of any 7 5/8% Trust
                            Originated  Preferred  Securities ("TOPrs") due June
                            15, 2032 (the "Preferred Securities"), any other beneficial interests in ASBC Capital I, or any preferred securities or other securities of ASBC
                            Capital I or Associated Banc-Corp that are substantially similar to the Preferred Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive Preferred
                            Securities or any such substantially similar securities of either ASBC Capital I or Associated
                            Banc-Corp,  without prior written consent of Merrill
                            Lynch,  Pierce  Fenner  &  Smith  on  behalf  of the
                            Underwriters, except for the Preferred Securities offered in connection with this offering.

INITIAL  PUBLIC  OFFERING
PRICE  PER  SECURITY:       $25 plus accumulated distributions, if any, from May
                            30,  2002

PURCHASE PRICE PER
SECURITY:                   $25 plus accumulated distributions, if any, from May
                            30,  2002

UNDERWRITERS' COMMISSION TO
BE PAID BY ASSOCIATED BANC-
CORP:                       $5,512,500

INFORMATION PROVIDED TO
ASSOCIATED BANC-CORP FOR
USE IN THE PROSPECTUS
SUPPLEMENT:                 the  first,  third,  eighth and ninth paragraphs and
                            the last two sentences of the tenth paragraph of the section titled "Underwriting" of the Prospectus
                            Supplement.

OTHER TERMS AND CONDITIONS: None

CLOSING DATE AND LOCATION:  May  30,  2002  at  the offices of Simpson Thacher &
                            Bartlett, 425 Lexington Avenue, New York, New York 10017, beginning at 9 A.M. (New York City time), or at such other place and time as the Representative, the Company and the Trust may agree upon in writing.

     Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                       Very  truly  yours,


                                       MERRILL LYNCH, PIERCE, FENNER & SMITH
                                            INCORPORATED


                                       By    /s/ Gary Swidler
                                           -------------------------------------
                                            Authorized  Signatory

                                       Acting on behalf of itself and the other named Underwriters.

Accepted:

ASSOCIATED  BANC-CORP

By /s/ Teresa A. Rosengarten
  --------------------------------
  Name:  Teresa A. Rosengarten
  Title: Senior Vice President and
         Treasurer

ASBC  CAPITAL  I

By:  Associated  Banc-Corp,  as  Sponsor

By /s/ William M. Bohn
  --------------------------------
  Name:  William M. Bohn
  Title: Senior Vice President and
         Assistant Secretary


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